                                                                                                          EXHIBIT 11
                                                                                                         Page 1 of 2
                           UNION PLANTERS CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE




                                                                               YEARS ENDED DECEMBER 31,
                                                                  ---------------------------------------------------
                                                                     1994                 1993                1992
                                                                  ----------           ----------          ----------
                                                                        (DOLLARS IN THOUSANDS, EXCEPT SHARE AND
                                                                                    PER SHARE DATA)
Primary Earnings Per Share
- --------------------------

Computation for Statement of Earnings
- -------------------------------------
Reconciliation of earnings to amounts used
  for primary earnings per share:
     Net earnings                                                 $   58,608           $   92,552          $   63,250
     Less: Preferred stock dividends
            Series B                                                    (352)                (352)               (352)
            Series C                                                  (1,491)              (1,790)             (1,790)
            Series D                                                    (494)                (494)               (247)
            Series E                                                  (6,216)              (5,832)             (3,777)
                                                                  ----------           ----------          ----------
     Net earnings applicable to primary
       earnings per share                                         $   50,055           $   84,084          $   57,084
                                                                  ==========           ==========          ==========


Reconciliation of weighted average number
  of shares to amount used in primary earnings
  per share computation:
          Average shares outstanding                              39,920,194           35,123,751          31,764,149
     Average common equivalent shares:
          Assumed exercise of options                                135,144              187,286             145,851
                                                                  ----------           ----------          ----------
          Primary average shares outstanding                      40,055,338           35,311,037          31,910,000
                                                                  ==========           ==========          ==========


Primary earnings per share                                             $1.25                $2.38               $1.79
                                                                       =====                =====               =====
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

                                                                                                    EXHIBIT 11
                                                                                                   Page 2 of 2
                           UNION PLANTERS CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE



                                                                           YEARS ENDED DECEMBER 31,
                                                             -------------------------------------------------
                                                                1994               1993                1992
                                                             ----------         ----------          ----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND
                                                                               PER SHARE DATA)
Fully Diluted Earnings Per Share
- --------------------------------

Computation for Statement of Earnings
- -------------------------------------

Earnings used for fully diluted earnings per share:
     Net earnings                                           $    58,608       $    92,552         $    63,250
     Less: Preferred stock dividends
            Series C                                             (1,491)           (1,790)             (1,790)
            Series D                                               (494)               --                  --
            Series E                                             (6,216)               --                  --
                                                            -----------       -----------         -----------
     Net earnings applicable to fully
       diluted earnings per share                           $    50,407       $    90,762         $    61,460
                                                            ===========       ===========         ===========

Reconciliation of weighted average number of shares
  to amount used in fully diluted earnings
  per share computation:
     Average shares outstanding                              39,920,194        35,123,751          31,764,149
     Average common equivalent shares:
       Assumed exercise of options                              137,121           205,365             163,420
       Assumed conversion of preferred stock:
          Series B                                              339,768           339,768             339,768
          Series D                                                   --           253,655             127,521
          Series E                                                   --         3,618,515           2,359,290
                                                            -----------       -----------         -----------
       Fully diluted average shares outstanding              40,397,083        39,541,054          34,754,148
                                                            ===========       ===========         ===========


Fully diluted earnings per share                                  $1.25             $2.30               $1.77
                                                                  =====             =====               =====
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